UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Medicine Man Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

___________________________________________

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MEDICINE MAN TECHNOLOGIES, INC.

4880 Havana Street, Suite 201

Denver, Colorado 80239

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held December 9, 2020

To the Shareholders of Medicine Man Technologies, Inc.:

On December 4, 2020, the Audit Committee of our Board of Directors selected BF Borgers CPA PC as our independent registered public accounting firm for December 31, 2020. We are enclosing herewith an amendment to our Definitive Proxy Statement that amends Proposal No. 2 to reflect the continuation of the appointment of BF Borgers CPA PC and our submission for ratification of the appointment of BF Borgers CPA PC by our shareholders.

If you have already voted for Proposal No. 2 and you do not wish to change your vote, no further action needs to be taken. If you have already voted on Proposal No. 2, you may revoke your original proxy and submit a new proxy via the Internet by going to www.proxyvote.com and following the instructions therein. You may also revoke your proxy by voting in person at the Annual Meeting.

If you are a shareholder in “street” or “nominee” name, you may revoke your voting instructions and submit new voting instructions via telephone by calling the telephone number originally provided with your proxy materials and informing the bank, broker or other nominee in accordance with that entity’s procedures for revoking your voting instructions and issuing new instructions. For additional information regarding revoking your proxy, please refer to page 3 of the Definitive Proxy Statement.

Your vote is important to us. We appreciate your attention to this matter.

Dated: December 7, 2020	By Order of the Board of Directors of Medicine Man Technologies, Inc.

Sincerely, Justin Dye Justin Dye Chief Executive Officer and Chairman of the Board

MEDICINE MAN TECHNOLOGIES, INC.
4880 Havana Street, Suite 201
Denver, Colorado 80239

AMENDMENT TO PROXY STATEMENT
2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 9, 2020

EXPLANATORY NOTE

On December 4, 2020, the Audit Committee of the Board of Directors of Medicine Man Technologies, Inc. (the “Company”) selected BF Borgers CPA PC, the Company’s independent registered public accounting firm for the year ended December 31, 2020. Accordingly, the Company is hereby amending its Definitive Proxy Statement filed on October 30, 2020 to reflect that stockholders are being asked to ratify the appointment of BF Borgers CPA PC as the Company’s independent registered public accounting firm.

CHANGES TO DEFINITIVE PROXY STATEMENT

1.	All references to Crowe LLP in the “Notice of Annual Meeting of Shareholders” and “General Information About the Annual Meeting” sections of the Definitive Proxy Statement are amended to read “BF Borgers CPA PC” or “BFB” as appropriate or unless otherwise noted.

2.	Proposal No. 2 in the Definitive Proxy Statement is amended in its entirety to read as follows:

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Board of Directors has selected BF Borgers CPA PC (“BF Borgers CPA PC” or “BFB”), as our independent registered public accounting firm for the year ending December 31, 2020. A representative of BF Borgers CPA PC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

Shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the appointment of BF Borgers CPA PC to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our and our shareholders’ best interests.

The following table sets forth the aggregate fees billed by our independent registered accounting firm for the fiscal years ended December 31, 2019 and December 31, 2018. These fees are categorized as audit fees, audit-related fees, tax fees, and all other fees. The nature of the services provided in each category is described in the table below.

	2019	2018
Audit fees	$115,000	$85,000
Audit-related fees	–	–
Tax fees	2,500	2,5000
All other fees	–	$–
Total Fees	$117,500	$87,500

Audit fees. Consist of fees billed for professional services rendered for the audit of the consolidated financial statements and review of the quarterly interim consolidated financial statements. These fees also include the review of registration statements and the delivery of consents in connection with registration statements.

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Tax fees. Consists of fees paid to BFB related to the filings of Federal and State returns during the years ended December 31, 2019 and 2018.

All other fees. Consists of fees related to letters to underwriters in connection with certain registration statements for the years ended December 31, 2019 and 2018.

The Audit Committee of our Board of Directors has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and audit-related services provided by BFB in 2019 and 2019 consistent with the Audit Committee’s responsibility for engaging our independent auditors. The Audit Committee also considered whether the non-audit services rendered by our independent registered public accounting firm are compatible with an auditor maintaining independence. The Audit Committee has determined that the rendering of such services is compatible with BFB maintaining its independence.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS OUR INDEPENDENT PUBLIC ACCOUNTANT

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